EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




COMPU-Dawn, Inc.
Cedarhurst, New York



We hereby consent to the use in this Registration Statement on Form S-8 of our report dated February 13, 1997, except as to Note 3 which was dated March 11, 1997, relating to the financial statements of COMPU-Dawn, Inc. and to the reference to our firm under the caption "Experts" in this registration statement.


                                                 /s/ Lazar Levine & Company LLP
                                                 LAZAR, LEVINE & COMPANY LLP


New York, New York
October 31, 1997



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